                                                                    EXHIBIT 4.1H

                           STOCK REPURCHASE AGREEMENT

     This STOCK REPURCHASE AGREEMENT (this "Agreement") is entered into by and between VocalTec Communications Ltd., an Israeli limited liability corporation
(the "Company"), and Cisco Systems International B.V., a Dutch Private Company
with Limited Liability (the "Seller"), dated as of February 27, 2009.

     WHEREAS, the Seller has offered and desires to sell 1,673,549 ordinary shares of the Company, par value NIS 0.13 per share, owned of record and beneficially by the Seller (the "Shares"), on the terms and conditions set forth below; and

     WHEREAS, the Company desires to purchase the Shares and is willing to do so on the terms and conditions set forth below.

     NOW, THEREFORE, based on the parties' representations and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   PURCHASE AND SALE OF THE SHARES.

     1.1. PURCHASE PRICE. The Company shall pay the Seller $0.40 per share, in an aggregate amount equal to six hundred sixty-nine thousand, four hundred nineteen Dollars and 60/100 ($669,419.60) as the aggregate purchase price for the Shares (the "Purchase Price"). Upon payment of the Purchase Price, the Seller shall no longer be entitled to any of the benefits of ownership of the Shares, including voting rights relating thereto.

     1.2. STOCK TRANSFER. Seller has delivered stock certificate number A10027, representing the Shares, and a share transfer deed in the form attached hereto as Exhibit A, properly endorsed for transfer to the
          Company, evidencing the sale, transfer and assignment of the Shares to the Company. Upon payment of the Purchase Price, the certificate representing the Shares shall be cancelled and the Shares will become dormant shares in accordance with the Israeli Companies Law 5759-1999
          (the "Companies Law"). In connection therewith, the Seller hereby irrevocably constitutes and appoints any officer of the Company and its counsel as Seller's attorney to transfer the Shares on the record books of the Company and/or its transfer agent with full power of substitution in the premises.

2.   REPRESENTATIONS AND WARRANTIES OF THE SELLER.

     Seller represents and warrants to the Company as follows:

     2.1. OWNERSHIP. Seller is the sole beneficial owner and record holder of the Shares, has good and valid title to all of the Shares, free and clear of any lien, pledge, hypothecation, restriction, third party right or encumbrance ("Liens"). Seller has the full right and power to sell and transfer to the Company the Shares and the sale of the Shares provided in this Agreement will vest in the Company good, valid and marketable title to the Shares, free and clear of any Liens.

     2.2. DUE EXECUTION AND ENFORCEABILITY. Seller is duly organized, validly existing and in good standing under the laws of the Netherlands.
          Seller has full power and authority, corporate or otherwise, to enter into and to perform this Agreement in accordance with its terms and all other instruments, certificates and agreements delivered or required to be delivered by Seller (the "TRANSACTION DOCUMENTS"). This
          Agreement and each other Transaction Document have been duly executed and delivered by Seller, and each constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     2.3. NONCONTRAVENTION. Execution and delivery by the Seller of the
          Transaction Documents and consummation of the transactions contemplated hereby do not and will not conflict with or otherwise be in violation or breach of any agreement or obligation to which Seller is a party, any of the Seller's charter documents or any law, rule, regulation or court order applicable to Seller.

     2.4. NO APPROVALS REQUIRED. No consent or order of, with or to any third party (including but not limited to any governmental authority) is required to be obtained or made by or with respect to the Seller in connection with the execution, delivery and performance by the Seller of any Transaction Document, except any filing under applicable securities laws. No action on the part of Seller's shareholders is required in connection with the execution, delivery and performance by the Seller of this Agreement in accordance with its terms. Pursuant to the Waiver Agreement, attached hereto as Exhibit B, Cisco has obtained an irrevocable waiver of Cisco's voting obligations with respect to the appointment of directors under that certain Shareholders
          Agreement, dated November 2005, by and among Yosi Albagli, Arye
          Shaham, Eytan Radian, SilkRoad LLC, Saycom LLC, Trade Enterprises Inc.
          and HarborVest International Private Equity Partners III - Direct Fund
          L.P. (the "Waiving Parties"), Seller and those additional parties who are signatories to such Shareholders Agreement. Prior to and as a condition for the execution of this Agreement, Seller has provided to the Company copies of the foregoing Waiver Agreement, signed by each of the Waiving Parties. Without limiting the foregoing, as of the date hereof Seller is not party to any agreement with, nor under any obligation towards any, third party with respect to the manner in which Seller votes its shares of the Company.

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to the Seller as follows:

     3.1. DUE EXECUTION AND ENFORCEABILITY. The Company is duly organized, validly existing and in good standing under the laws of the state of
          Israel. The Company has full power and authority, corporate or otherwise, to enter into and to perform this Agreement in accordance with its terms and all other Transaction Documents. This Agreement and each other Transaction Document have been duly executed and delivered by Company, and each constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

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     3.2. NONCONTRAVENTION. Execution and delivery by the Company of the
          Transaction Documents and consummation of the transactions contemplated hereby do not and will not conflict with or otherwise be in violation or breach of any agreement or obligation to which the
          Company is a party, any of the Company's charter documents or any law, rule, regulation or court order applicable to the Company.

     3.3. NO APPROVALS REQUIRED. No consent or order of, with or to any third party (including but not limited to any governmental authority) is required to be obtained or made by or with respect to the Company in connection with the execution, delivery and performance by the Company of any Transaction Document, except any filing under applicable securities laws. No action on the part of the Company's shareholders is required in connection with the execution, delivery and performance by the Company of this Agreement in accordance with its terms.

4.   RELEASE OF CLAIMS.

     In exchange for the payments and deliveries described herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, (i) Seller hereby agrees that Seller and Seller's successors and assigns (collectively and individually and on behalf of their respective stockholders, the "Seller Releasor"), absolutely and unconditionally hereby release, remise, indemnify, hold harmless and forever discharge the Company, its successors and assigns, as well as its and its successors' and assigns' current and former subsidiaries and affiliates and their respective directors, stockholders, officers, employees, attorneys, representatives, and/or agents of every nature
     (collectively and individually, the "Seller Releasees"), from any and all
     "Claims" that the Seller Releasor has, may have or has had against the
     Seller Releasees and (ii) the Company hereby agrees that the Company and the Company's successors and assigns (collectively and individually and on behalf of their respective stockholders, the "Company Releasor"), absolutely and unconditionally hereby release, remise, indemnify, hold harmless and forever discharge the Seller, its successors and assigns, as well as its and its successors' and assigns' current and former subsidiaries and affiliates and their respective directors, stockholders, officers, employees, attorneys, representatives, and/or agents of every nature (collectively and individually, the "Company Releasees"), from any and all Claims that the Company Releasor has, may have or has had against the Company Releasees. For purposes of this Agreement, "Claims" shall mean any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, obligations, agreements, promises, debts, damages, judgments, rights and demands, whether existing or contingent, known or unknown, in law or in equity, in each case arising out of or in connection with (i) Seller's ownership of the Shares and/or (ii) any federal, state or local law, constitution or regulation regarding stock, stock options, equity, ownership interests and/or securities, relating to Seller's ownership of the Shares.

5.   MISCELLANEOUS.

     5.1. SEVERABILITY. All representations, warranties and covenants, wherever in this Agreement contained, shall survive the date hereof.

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     5.2. SUCCESSORS AND ASSIGNS. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, successors and assigns of Seller and the
          Company. Neither party may assign any such rights, without the prior written consent of the other party. Notwithstanding any such assignment, the original signatories hereto shall continue to be bound.

     5.3. FURTHER ASSURANCES. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.

     5.4. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Israel without regard to the conflicts of laws rules thereof. Any dispute under or relating to this agreement shall be submitted to the applicable court in the City of
          Tel Aviv, Israel.

     5.5. TAXES AND EXPENSES. Each Party shall pay all taxes imposed on it and its own expenses (including fees of its financial advisors, attorneys and accountants) arising out of or in connection with the negotiation of this Agreement, the performance of its respective obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement (whether consummated or not).

     5.6. ENTIRE AGREEMENT. This Agreement comprises the entire agreement of the parties with respect to the subject matter hereof, and no
          representations or warranties have been made by Seller or the Company not contained herein, and no statements, written or oral, made by one of the parties to the other (except as contained or provided for herein) shall be deemed to have been relied upon by the other.

     5.7. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.8. NOTICES. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (i) on the date established by the sender as having been delivered personally; (ii) on the date delivered by a private courier as established by the sender by evidence obtained from the courier; or (iii) on the date sent by facsimile, with confirmation of transmission, if sent during normal business hours of the recipient, if not, then on the next business day. Such communications, to be valid, must be addressed as follows:

          If to Seller, to:

                                     Cisco Systems International B.V.
                                     Haarlerbergweg 13-19
                                     1101 CH Amsterdam
                                     The Netherlands
                                     Attn:  General Counsel
                                     Facsimile: +31.20.524.8976

                                     - 4 -

          With a copy to:

                                     Cisco Systems, Inc.
                                     170 West Tasman Drive
                                     San Jose, California 95134 U.S.A.
                                     Attn:  General Counsel
                                     Facsimile: +1.408.525.4757

          If to the Company, to:

                                     VocalTec Communications Ltd.
                                     60 Medinat Ha Yehudim Street
                                     Herzliya Pituach, Israel
                                     Attn: Ido Gur, CEO.
                                     Facsimile: 972-9-9545323

           With a copy to:

                                     Meitar, Liquornik, Geva & Leshem, Brandwein
                                     16 Abba Hillel Silver Road
                                     Ramat-Gan 52506, Israel
                                     Attn: Mike Rimon, Adv.
                                     Facsimile: 972-3-610-3687

          or to such other address or to the attention of such person or persons as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

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     5.9. CONFIDENTIALITY. Each of the parties agrees to keep this Agreement and the Exhibits thereof, and any information obtained by it pursuant thereto and identified as confidential in writing at the time of entering into, confidential, and agrees that it will only use such information in connection with the transactions contemplated by this
          Agreement and the Exhibits thereof and not disclose any of such information other than (a) to the employees, representatives, directors, attorneys, auditors, agents or affiliates of such party with a need to know and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such party on a non-confidential basis and without a breach of a similar confidentiality obligation from any source or such information that is in the public domain at the time of disclosure through no fault of such Party, and (c) to the extent disclosure is required by law (including applicable securities laws and stock exchange reporting obligations), regulation, subpoena or judicial order or process.

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     Accepted and agreed to as of the date first above written by:

                                             COMPANY:

                                             VOCALTEC COMMUNICATIONS LTD.

                                             By: _______________________
                                                 Name:
                                                 Title:

                                             SELLER:

                                             CISCO SYSTEMS INTERNATIONAL B.V.

                                             By: _______________________
                                                 Name:
                                                 Title:

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